FOR:	Immediate Release	CONTACT:	Larry Lentych
	March 30, 2007		574 235 2000

1st Source Corporation Board Nominee Withdraws

South Bend, IN--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced that John Affleck-Graves, Ph.D. has regretfully withdrawn his name from consideration as a member of the Board of Directors of 1st Source Corporation.

Dr. Affleck-Graves is currently Executive Vice President of the University of Notre Dame having also served as faculty member, chairman of the Department of Finance and Business Economics, and Vice President and Associate Provost.

It was brought to Dr. Affleck-Graves attention that the nomination might be seen in the wrong light given the strong business relationship that exists between the University of Notre Dame and 1st Source Bank. Unfortunately, a position on the board could be perceived by some as a conflict of interest. In making his comments Dr. Affleck-Graves thought that stepping aside would be in the best interests of the two organizations. He stated, “While I know that none of us would ever do anything to compromise our respective institutions, a position on the board could be perceived by others as a conflict. The business relationships enjoyed are very important to the University and the University depends on the superb service received from 1st Source Bank.”

               Christopher J. Murphy, III, Chairman of 1st Source, commented, “I will certainly miss the opportunity to have John on our Board. He is extremely well versed in the challenges of finance and business and would have been a wonderful asset to our critical thinking and strategic planning. Our relationship with the University of Notre Dame goes back generations. We are truly blessed with our long term interactions - both business and personal - and look forward to continuing to serve the needs of the University, the students, the faculty and staff in the future.”

       Dr. Affleck-Graves was one of five nominees for election to the Board for which votes have been solicited in the proxy statement recently sent to shareholders of 1st Source Corporation. The shareholders still have the ability to elect four members to the Board of Directors. They are Toby S. Wilt, Daniel B. Fitzpatrick, Wellington D. Jones, III, and Dane A. Miller, PhD. The annual meeting of shareholders is scheduled for April 26, 2007.

      1st Source Corporation is the largest locally controlled financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment.

      The Corporation includes 67 banking centers in 16 counties, and 24 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities in which it serves.

      1st Source may be accessed on its home page at “www.1stsource.com.” Its common stock is traded on the NASDAQ Global Select market under "SRCE" and appears in the national market system tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Citigroup Global Markets, Inc.; Crowell, Weedon & Co.; FTN Midwest Securities Corp.; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Inc.; Morgan Stanley & Company, Inc.; Sandler O’Neill & Partners; and Stifel, Nicolaus & Company, Inc.

      Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time.

Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

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